Exhibit 16.1

November 3, 2015

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re:	Zero Gravity Solutions, Inc.

We have read the statements of Zero Gravity Solutions, Inc. included under Item 4.01 of its Current Report on Form 8-K dated November 3, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC